UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Manitowoc Foodservice, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard,

New Port Richey, Florida 34655

(Address of principal executive offices, including ZIP code)

(727) 853-3079

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Arrangements

On March 14, 2016, Manitowoc Foodservice, Inc. (the “Company”) entered into Change in Control Severance Arrangements (“Contingent Employment Agreements”) with the following named executive officers:

Name	Title

Hubertus M. Muehlhaeuser	President and Chief Executive Officer

John O. Stewart	Senior Vice President and Chief Financial Officer

Josef Matosevic	Senior Vice President and Chief Operating Officer

Maurice D. Jones	Senior Vice President, General Counsel and Secretary

These Contingent Employment Agreements replaced similar agreements that The Manitowoc Company, Inc. had maintained covering these executives prior to the Company’s spin-off (the “Spin-Off”) from The Manitowoc Company, Inc. on March 4, 2016. The Company had previously adopted a Contingent Employment Agreement with Richard N. Caron, its Senior Vice President of Innovation, that became effective on the Spin-Off.

The Contingent Employment Agreements provide generally that in the event of a “change in control” (as defined in the Agreements) of the Company, Mr. Muehlhaeuser will continue to be employed for three years and each other named executive officer will continue to be employed for two years. Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees, provided that the plans and bonus opportunity are no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and employees. Each Contingent Employment Agreement would terminate prior to the end of the applicable employment period if the executive voluntarily retired or were terminated “for cause,” as defined in the Contingent Employment Agreement.

The Contingent Employment Agreements also provide for the following contingent benefits:

•	In the event the named executive officer were terminated without cause following a change in control, he would be entitled to receive a payment equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of his target bonus for the year of termination, through the applicable employment period.

•

The named executive officer’s equity-based awards would not automatically vest upon a change in control if his employment continued. However, if his employment is subsequently terminated by the surviving entity without cause, or by him for good reason, in either case within 24 months following a change of control, all of his equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including restricted stock units) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.

Under all of the Contingent Employment Agreements, in the event the executive were terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination. The Contingent Employment Agreements are terminable by either party at any time prior to a change in control.

If a named executive officer were terminated without cause within six months prior to a change in control and it was reasonably demonstrated by the employee that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control; or (ii) otherwise arose in connection with or in anticipation of a change in control, the employee would be entitled to the severance payment and benefits that he would have otherwise have received if he were terminated without cause following a change in control.

If any of the payments to a named executive officer would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after-tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that if the executive was terminated (i) without cause prior to the end of the employment period; or (ii) within six months prior to a change in control in anticipation of a change in control as explained above, the executive will be prohibited from competing with us for (y) the lesser of two years or the unexpired term of the employment period or (z) two years in the case of a termination within six months prior to a change in control in anticipation of a change in control as described above.

The foregoing description of the Contingent Employment Agreements is a summary only and is qualified in its entirety by the Form of Contingent Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Determination of 2015 Bonus Amounts

In the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 10, 2016, it disclosed that the bonus amounts of its named executive officers for 2015, if any, could not be calculated as of the most recent practicable date because they had not yet been determined. It therefore omitted such amounts from the Summary Compensation Table in the Information Statement pursuant to Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K.

On March 8, 2016, it was determined that no bonus amounts were earned for 2015 under The Manitowoc Company, Inc.’s Short-Term Incentive Plan by any of the Company’s named executive officers except Mr. Stewart. Mr. Stewart was entitled pursuant to his employment agreement to a guaranteed pro rata portion of his bonus at the target level. Mr. Stewart’s pro rata bonus was $54,886.

The Company is disclosing these bonus determinations in this Current Report on Form 8-K pursuant to Item 5.02(f) of Form 8-K. As required by Item 5.02(f), a new total compensation figure for each named executive officer for 2015 using the updated bonus information is set forth below:

Name & Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Hubertus M. Muehlhaeuser President and Chief Executive Officer	2015	$184,615	$200,000		—	$1,000,000	—	—	$134,962	$1,519,577

John O. Stewart Senior Vice President and Chief Financial Officer	2015	$62,308	$54,886	(3)	—	$700,000	—	—	$24,072	$841,266

Josef Matosevic Senior Vice President and Chief Operating Officer	2015	$347,289	—		$194,398	$142,657	—	—	$50,280	$734,624

Maurice D. Jones Senior Vice President General Counsel & Secretary	2015	$418,180	—		$391,201	$370,432	—	$204,118	$31,054	$1,414,985

Richard Caron Senior Vice President Innovation	2015	$342,916	—		$92,214	$87,261	—	—	$7,800	$530,191

(1)	The amounts listed in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of such awards in accordance with Accounting Standards Codification Topic 718 (“ASC 718”).
(2)	Reflects the grant date fair value of the awards granted in each year shown as computed under ASC 718. The options expire in ten years from the grant date. Options granted vest in 25% increments annually beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary.
(3)	No amounts were earned under Manitowoc ParentCo’s Short-Term Inventive Plan for 2015 except in the case of Mr. Stewart, who received the guaranteed pro-rated bonus provided under his employment agreement.
(4)	Amounts include automobile allowances for all executive officers. For Mr. Muehlhaeuser, the amount also includes an additional cash payment of $123,077 in connection with his commencement of employment and contributions to our defined contribution plans in the amount of $10,600. For Mr. Stewart, the amount also includes a relocation benefit of $22,272 and contributions to our defined contribution plans in the amount of $2,492. For Mr. Matosevic, the amount also includes a relocation benefit of $36,780 and taxable fringe benefits and contributions to our defined contribution plans in the amount of $10,600. For Mr. Jones, the amount also includes contributions to our defined contribution plans in the amount of $10,600 and other taxable fringe benefits.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Contingent Employment Agreement between the Company and the following executive officers of the Company: Hubertus M. Muehlhaeuser, John O. Stewart, Josef Matosevic, Maurice D. Jones and Richard N. Caron.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITOWOC FOODSERVICE, INC.

Date: March 14, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

MANITOWOC FOODSERVICE, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 8, 2016

Exhibit Number	Description

(10.1)	Form of Contingent Employment Agreement between the Company and the following executive officers of the Company: Hubertus M. Muehlhaeuser, John O. Stewart, Josef Matosevic, Maurice D. Jones and Richard N. Caron.